VARIABLE ANNUITY GOVERNMENT LONG BOND 1.2X STATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Face

Market

Market

Amount

Value

Value

FEDERAL AGENCY DISCOUNT NOTES

Net Assets – 100.0%

$

57,965,481

24.2%

Unrealized

Farmer Mac*

Contracts

Gain

1.65% due 04/01/08

$

5,000,000

$ 5,000,000

Futures Contracts Purchased

Federal Farm Credit Bank*

June 2008 U.S. Treasury Bond

1.05% due 04/01/08

3,000,000

3,000,000

Futures Contracts

Federal Home Loan Bank*

(Aggregate Market Value of

1.55% due 04/02/08

3,000,000

2,999,871

Contracts $66,010,313)

555 $

783,234

Fannie Mae*

*

The issuer is a publicly traded company that operates under

2.14% due 04/16/08

3,000,000

________

2,997,325

a Congressional charter; its securities are neither issued nor guaranteed by the U.S. Government.

Total Federal Agency Discount Notes

(Cost $13,997,196)

________

13,997,196

U.S. TREASURY OBLIGATIONS

48.2%

United States Treasury Bond

4.38% due 02/15/38

27,576,000

________

27,963,788

Total U.S. Treasury Obligations

(Cost $26,500,031)

________

27,963,788

REPURCHASE AGREEMENTS

26.3%

Collateralized by U.S. Treasury

Obligations

UBS, Inc. issued 03/31/08 at

1.29% due 04/01/08

4,074,241

4,074,241

Morgan Stanley issued

03/31/08 at 1.35% due

04/01/08

3,725,196

3,725,196

Mizuho Financial Group, Inc.

issued 03/31/08 at 1.30%

due 04/01/08

3,725,196

3,725,196

Lehman Brothers Holdings,

Inc. issued 03/31/08 at

1.15% due 04/01/08

3,699,146

________

3,699,146

Total Repurchase Agreements

(Cost $15,223,779)

________

15,223,779

Total Investments 98.7%

(Cost $55,721,006)

$

________

57,184,763

Other Assets in Excess of

Liabilities – 1.3%

$

________

780,718

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